UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2015

ACTINIUM PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-52446	74-2963609
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

546 Fifth Avenue, 14th Floor New York, NY	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 243-9495

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 4, 2015, the Actinium Pharmaceuticals, Inc. (the “Company”) entered into subscription agreements with certain investors to sell approximately $5 million of its common stock in a registered direct offering. Under the terms of the subscription agreements, the Company will issue an aggregate of 1,923,078 shares (the “Shares’) of the Company’s common stock at a purchase price of $2.60 per share. The offering is expected to close on or about June 9, 2015, subject to the satisfaction of customary closing conditions.

The Company anticipates using the net proceeds for general corporate purposes, including capital expenditures, the advancement of our product candidates in clinical trials, such as Iomab™-B and Actimab-A, preclinical trials, to support licensing activities, and to meet working capital needs.

The sale and issuance of the Shares is being made pursuant to a prospectus supplement dated June 4, 2015, an accompanying prospectus dated April 18, 2014, and a Rule 462(b) registration statement on Form S-3 (File No. 333-194768) filed with the Securities and Exchange Commission (the “Commission”) on March 24, 2014, relating to the Company’s existing effective “shelf” registration statement on Form S-3 (File No. 333-194768, which was filed with the Commission on March 24, 2014 and declared effective by the Commission on April 17, 2014.

Laidlaw & Company (UK) Ltd. acted as the sole placement agent with respect to the offering pursuant to a placement agent agreement, dated June 4, 2015 (the “Placement Agent Agreement”). A copy of the Placement Agent Agreement is filed herewith as Exhibit 10.1 and is incorporated by reference. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

A copy of the opinion of Barclay & Damon LLP relating to the legality of the issuance and sale of the Shares is attached as Exhibit 5.1 hereto. A copy of the form of Subscription Agreement is filed herewith as Exhibit 10.2 and is incorporated herein by reference. A copy of the press release announcing offering is attached as Exhibit 99.1 and is incorporated herein by reference. The foregoing description of the sale and issuance of the Shares by the Company and the documentation related thereto does not purport to be complete and is qualified in its entirety by reference to such Exhibits.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

5.1	Opinion of Barclay Damon LLP.
10.1	Placement Agent Agreement, dated June 4, 2015, by and between Actinium Pharmaceuticals, Inc. and Laidlaw & Company (UK) Ltd.
10.2	Form of Subscription Agreement, dated June 4, 2015, by and among Actinium Pharmaceuticals, Inc. and each of the investors.
23.1	Consent of Barclay Damon LLP (included in the opinion filed as Exhibit 5.1).
99.1	Press release, dated June 4, 2015

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 5, 2015	ACTINIUM PHARMACEUTICALS, INC.

	By:	/s/ Kaushik J. Dave
		Name:	Kaushik J. Dave
		Title:	President and Chief Executive Officer

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